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                                                                   EXHIBIT 10.22

                                 BABY REGISTRY
                      JOINT DEVELOPMENT AND USE AGREEMENT

This BABY REGISTRY JOINT DEVELOPMENT AND USE AGREEMENT (this "Agreement") is dated as of April 12, 2001, by and among The Right Start, Inc., a California corporation (the "TRS") and RightStart.com Inc., a Delaware corporation ("RSC").

                                   RECITALS

     1. TRS is engaged in the retail sale of infants' and children's products through stores located throughout the United States (the "TRS Offline Sales").

     2. RSC is engaged in the online sale of infants' and children's products at its website at www.rightstart.com and through its catalog operations (the
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"RSC Online and Catalog Sales").

     3. TRS and RSC have entered into that certain Intellectual Property Agreement dated as of July 9, 1999 (the "Intellectual Property Agreement") pursuant to which the parties' respective rights to the use of certain intellectual property is defined.

     4. TRS believes a gift registry would assist TRS with the TRS Offline Sales and RSC believes a gift registry would assist RSC with the RSC Online and Catalog Sales.

     5. TRS believes a gift registry accessible to its customers from each of its retail store locations and online would provide desirable service to its customers.

     6. RSC believes a gift registry that included registration information of TRS' customers would provide desirable service to RSC's customers.
                            _______________________

     In consideration of the mutual promises and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1.   Development and Use.
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     (A)  TRS and RSC agree to work jointly to develop and deploy an integrated baby registry (the "Integrated Registry") that will permit customers of TRS and RSC to access registry information from any TRS retail store and online. Each of TRS and RSC shall develop any portion of the Integrated Registry that does not rely on the other's portion independently and they shall develop the integrated portions jointly with equal contributions. If the parties determine that it is most efficient, the Integrated Registry can reside wholly online. Neither party shall be required to make any payment to the other for
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          development, deployment, maintenance or operation of the Integrated
          Registry except to the extent that personnel or services are provided by the other.

     (B) The Integrated Registry shall include a database portion (the "Database") that shall reside at a mutually agreed location online and be accessible both to TRS customers in TRS' retail stores and to RSC's customers through RSC's website located at www.rightstart.com. The
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          Database shall be owned equally by both companies and both companies shall have the right to use the information therein; provided, however, that a party's ownership interest in the Database shall end to the extent that such party's use of the Database is "substantially harmful" to the other. Whether a use is "substantially harmful" shall be determined in the manner set forth in Section 5.01 of the Intellectual Property Agreement

     (C) Each of TRS and RSC agrees to keep the Database reasonably updated and current with information about participants in its registry and will cause such updating to occur automatically or by instructing its employees to add any updated information that is not automatically added not later than 48 hours after its receipt.

2.   Intellectual Property. Notwithstanding the use prohibitions in the
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Intellectual Property Agreement, each of TRS and RSC, hereby grants to the other a perpetual, non-exclusive, royalty-free, worldwide, fully paid up and non-assessable license to use intellectual property that is the subject of the Intellectual Property Agreement and owned by TRS or RSC, respectively, solely in
connection with Integrated Registry.   Each party shall use such intellectual
property in accordance with the terms set forth in Section 4 of the Intellectual Property Agreement.

3.   Rights to Retain Revenues.  Each of TRS and RSC shall have the right to
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retain all revenues generated from the Integrated Registry, for TRS, from sales at its retail stores, and, for RSC, from sales online or in its catalog business.

4.   Termination.  The term of this Agreement shall begin as of the date hereof
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and shall continue for an indefinite period in full force and effect until such time as (i) the Intellectual Property Agreement terminates or (ii) one party provides not less than 90 days' prior written notice to the other.

5.   Effect of Termination.  Upon termination of this Agreement, each party will
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be permitted to operate an independent registry.   Each party shall retain a
copy of all code relating to the Integrated Registry and shall be permitted to use the information in the Integrated Registry regarding the items for which customers of either party have registered prior to termination. Each party will assist the other in making its separated registry fully functional and will be reimbursed at cost for all such assistance (for example, if the registry requires the use of graphics stored by RSC, RSC shall delivery copies of such
graphics to TRS).   Furthermore, TRS shall be permitted to use the internet
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to operate its registry at its physical store locations. Notwithstanding the foregoing, upon termination of this Agreement, (i) TRS shall not permit customers to access its baby registry unless they are in, or have called a person located at, one of TRS' physical stores, (ii) TRS shall not use any website address belonging to RSC or permit any of its customers to see a website address that would lead a TRS customer to believe they were accessing RSC, and
(iii) RSC shall not permit customers to access its baby registry except through the worldwide web.

6.   Miscellaneous.
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     (A)  This Agreement shall be governed by the internal laws of the State of
          California without giving effect to the conflict of laws principles thereof.

     (B) This Agreement sets forth the entire agreement between the parties to it with respect to its subject matter and is intended to supersede all prior negotiations, understandings and agreements. No provision of this Agreement may be waived or amended, except by a writing signed by the parties.

     (C) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

     (D) The failure of any party to exercise any right or remedy provided for in this Agreement shall not be deemed a waiver of any right or remedy under this Agreement.

     (E) All notices, requests, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, via overnight courier, by facsimile transmission or mailed, certified or registered mail, postage prepaid, return receipt requested to the address set forth below the party's signature or such other address as any party shall have duly given to the other.

     (F) This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement may not be assigned without the prior written consent of the non-assigning party.
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     The parties have executed this Agreement as of the date first written above.

     The Right Start, Inc., a California corporation


     By: /s/ Marilyn Platfoot
     Name:   Marilyn Platfoot
     Title: Executive Vice President

     Notice Address:
     5388 Sterling Center Drive
     Westlake Village, California 91361

     RightStart.com Inc., a Delaware corporation


     By: /s/ Raymond P. Springer
     Name:   Raymond P. Springer
     Title: Executive Vice President

     Notice Address:
     5388 Sterling Center Drive
     Westlake Village, California 91361